Exhibit 99.1

N E W S R E L E A S E

One Park Place, Suite 700 ● 621 Northwest 53rd Street ● Boca Raton, Florida 33487 ● www.geogroup.com

CR-17-04

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

•	4Q16 Net Income Attributable to GEO of $0.66 per Diluted Share

•	4Q16 Adjusted Net Income of $0.62 per Diluted Share

•	4Q16 Normalized FFO of $0.83 per Diluted Share

•	4Q16 AFFO of $1.04 per Diluted Share

•	Issues FY2017 EPS Guidance of $2.05-$2.15 per Diluted Share; Normalized FFO

Guidance of $2.90-$3.00 per Diluted Share; and AFFO Guidance of $3.70-$3.80 per Diluted Share

Boca Raton, Fla. – February 22, 2017 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of evidence-based offender rehabilitation and community reentry services around the globe, reported today its financial results for the fourth quarter and full-year 2016.

Fourth Quarter 2016 Highlights

•	Net Income Attributable to GEO of $0.66 per Diluted Share

•	Adjusted Net Income of $0.62 per Diluted Share

•	Net Operating Income of $143.8 million

•	Normalized FFO of $0.83 per Diluted Share

•	AFFO of $1.04 per Diluted Share

GEO reported fourth quarter 2016 net income attributable to GEO of $49.4 million, or $0.66 per diluted share, compared to $44.1 million, or $0.59 per diluted share, for the fourth quarter 2015. GEO’s results for the fourth quarter 2016 include approximately $1.0 million, net of tax, related to a gain on sale of real estate assets and approximately $2.0 million in non-recurring tax benefits. Adjusting for these items, GEO reported adjusted net income for the fourth quarter 2016 of $0.62 per diluted share.

GEO reported fourth quarter 2016 Normalized Funds From Operations (“Normalized FFO”) of $61.9 million, or $0.83 per diluted share, compared to $59.0 million, or $0.80 per diluted share, for the fourth quarter 2015. GEO reported fourth quarter 2016 Adjusted Funds From Operations (“AFFO”) of $77.7 million, or $1.04 per diluted share, compared to $71.6 million, or $0.97 per diluted share, for the fourth quarter 2015. GEO reported fourth quarter 2016 Net Operating Income (“NOI”) of $143.8 million compared to $142.5 million for the fourth quarter 2015.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our strong fourth quarter and year-end results and our outlook for 2017. Our continued growth has been driven by robust financial and operational performance across our diversified platform of real estate, management and programmatic services. We have been able to provide cost-effective, high quality services for our government partners while delivering industry-leading, evidence-based rehabilitation programs both in-custody and in community-based settings to the men and women who have been entrusted to our care. We remain focused on expanding the delivery of these important programs and effectively allocating capital to continue to enhance value for our shareholders.”

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

GEO reported total revenues for the fourth quarter 2016 of $566.6 million up from $500.1 million for the fourth quarter 2015. Fourth quarter 2016 revenues reflect $70.1 million in construction revenues associated with the development of the 1,300-bed Ravenhall Facility in Australia (the “Ravenhall, Australia project”) compared to $40.1 million in construction revenues for the fourth quarter 2015.

Full-Year 2016 Highlights

•	Net Income Attributable to GEO of $2.00 per Diluted Share

•	Adjusted Net Income of $2.19 per Diluted Share

•	Net Operating Income of $563.4 million

•	Normalized FFO of $3.01 per Diluted Share

•	AFFO of $3.76 per Diluted Share

GEO reported net income attributable to GEO of $148.7 million, or $2.00 per diluted share, for the full-year 2016, compared to $139.4 million, or $1.88 per diluted share, for the full-year 2015. GEO’s results for the full-year 2016 reflect approximately $15.9 million, net of tax, related to the loss on extinguishment of debt associated with GEO’s April 2016 senior note offering and tender offer for GEO’s 6.625% senior notes which were due 2021, approximately $1.2 million, net of tax, in start-up expenses, approximately $1.0 million, net of tax, related to a gain on sale of real estate assets and approximately $2.0 million in non-recurring tax benefits. Adjusting for these items, GEO reported adjusted net income for the full-year 2016 of $2.19 per diluted share.

For the full-year 2016, GEO reported Normalized FFO of $224.0 million, or $3.01 per diluted share, compared to $204.3 million, or $2.76 per diluted share, for the full-year 2015. GEO reported AFFO for the full-year 2016 of $279.2 million, or $3.76 per diluted share, compared to $248.4 million, or $3.36 per diluted share, for the full-year 2015. For the full-year 2016, GEO reported NOI of $563.4 million compared to $511.9 million for the full-year 2015.

GEO reported total revenues for the full-year 2016 of $2.18 billion up from $1.84 billion for the full-year 2015. Revenues for the full-year 2016 reflect $252.4 million in construction revenues associated with the development of the Ravenhall, Australia project, compared to $107.4 million in construction revenues for the full-year 2015.

GEO Continuum of Care – 2016 Achievements

To strengthen its commitment to being the world’s leading provider of evidence-based rehabilitation and post-release services, GEO announced today that it has doubled its annual expenditure commitment to expand the delivery of its ‘GEO Continuum of Care’ programs from $5 million to $10 million beginning in 2017. The ‘GEO Continuum of Care’ integrates enhanced in-prison rehabilitation programs including evidence-based treatment with post-release support services.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

During 2016, the ‘GEO Continuum of Care’ division achieved several important milestones:

•	Completed approximately 5.9 million hours of rehabilitation programming through a diverse number of programs

•	Averaged close to 12,000 daily participants in academic programs

•	Awarded 1,849 high school equivalency degrees

•	Averaged more than 24,000 daily participants in vocational training programs;

•	Awarded 7,674 vocational training completions

•	Averaged close to 4,000 daily participants in substance abuse treatment programs

•	Awarded 8,220 substance abuse program completions.

Community Education Centers Acquisition

GEO announced today the signing of a definitive agreement to acquire Community Education Centers (“CEC”) for $360 million in an all cash transaction, excluding transaction related expenses. GEO will not assume any debt as a result of the transaction. CEC’s operations encompass 12,000 beds nationwide.

GEO plans to integrate CEC into GEO’s existing business units of GEO Corrections & Detention and GEO Care. Following the acquisition, GEO will own and/or manage approximately 98,000 beds worldwide including approximately 7,000 community reentry beds. The transaction is expected to close the second quarter of 2017 subject to the fulfillment of customary conditions. The transaction will be supported by a term loan financing commitment from BNP Paribas and borrowings under GEO’s existing Revolving Credit Facility.

The acquisition is expected to increase GEO’s total annualized revenues by approximately $250 million. In addition, GEO anticipates annual net synergies of approximately $5 million to be realized over 9 to 12 months. Excluding one-time transaction-related expenses and transitional costs, GEO expects the acquisition to be modestly accretive in 2017 and to be 9-11% accretive to Adjusted EBITDA post-synergies on a fully annualized basis beginning in 2018.

2017 Financial Guidance

GEO issued its initial financial guidance for the full-year and first quarter of 2017. GEO expects full-year 2017 total revenue to be approximately $2.1 billion, including approximately $103 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO expects full-year 2017 Net Income Attributable to GEO to be in a range of $2.05 to $2.15 per diluted share. GEO expects full-year 2017 Normalized FFO in a range of $2.90 to $3.00 per diluted share and AFFO in a range of $3.70 to $3.80 per diluted share. GEO’s initial financial guidance for 2017 does not yet reflect the announced acquisition of CEC, which is expected to close the second quarter of 2017.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

For the first quarter 2017, GEO expects total revenues to be in a range of $549 million to $554 million, including approximately $57 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. For the first quarter 2017, GEO expects Net Income Attributable to GEO to be in a range of $0.48 to $0.50 per diluted share, Normalized FFO in a range of $0.70 to $0.72 per diluted share, and AFFO in a range of $0.90 to $0.92 per diluted share.

Compared to fourth quarter 2016 results, first quarter 2017 guidance reflects approximately $0.05 to $0.06 per diluted share in additional employment tax expense as a result of the seasonality in unemployment taxes, which are front-loaded in the first quarter of the year, as well as other normal fluctuations in federal populations which impact first quarter earnings by $0.02 to $0.03 per share.

Quarterly Dividend

On February 6, 2017, GEO’s Board of Directors declared a quarterly cash dividend of $0.70 per share. The quarterly cash dividend will be paid on February 27, 2017 to shareholders of record as of the close of business on February 17, 2017. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. A reconciliation table of Net Income Attributable to GEO to Adjusted Net Income is also presented herein. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information which is available on GEO’s Investor Relations webpage at investors.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s fourth quarter and full-year 2016 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Events and Webcasts section of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 8, 2017 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10100457.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 104 facilities totaling approximately 87,000 beds, including projects under development, with a growing workforce of approximately 20,500 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2017, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting net loss attributable to non-controlling interests, equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax.

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, start-up expenses, pre-tax, and gain on sale of real estate assets, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, loss on extinguishment of debt, net of tax, and non-recurring tax benefits.

Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, loss on extinguishment of debt, net of tax, gain on sale of real estate assets, net of tax, and non-recurring tax benefits.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations.

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the first quarter of 2017 and full year 2017, the assumptions underlying such guidance, and statements regarding future project activations and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2017 given the various risks to which its business is exposed; (2) GEO’s ability to successfully close on the acquisition of CEC within the anticipated timeframe; (3) the risk that CEC will not be integrated successfully or that such integration may be more difficult, time-consuming, or costly than expected; (4) the risk that synergies from the transaction may not be fully realized or may take longer than expected to realize; (5) the risk that the expected increased revenues and Adjusted EBITDA may not be fully realized or may take longer than expected to realize; (6) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (7) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; (13) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (14) GEO’s ability to remain qualified as a REIT; (15) the incurrence of REIT related expenses; and (16) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

Fourth quarter and full-year 2016 financial tables to follow:

Condensed Consolidated Statements of Operations

(Unaudited)

	Q4 2016	Q4 2015	FY 2016	FY 2015
Revenues	$566,579	$500,127	$2,179,490	$1,843,307
Operating expenses	429,279	365,977	1,650,281	1,363,782
Depreciation and amortization	29,030	28,129	114,916	106,756
General and administrative expenses	40,262	39,276	148,709	137,040

Operating income	68,008	66,745	265,584	235,729
Interest income	10,109	3,645	28,496	11,578
Interest expense	(34,854)	(27,525)	(128,718)	(106,136)
Loss on extinguishment of debt	—	—	(15,885)	—

Income before income taxes and equity in earnings of affiliates	43,263	42,865	149,477	141,171
Provision for (benefit from) income taxes	(4,096)	434	7,904	7,389
Equity in earnings of affiliates, net of income tax provision	1,983	1,584	6,925	5,533

Net income	49,342	44,015	148,498	139,315
Less: Net loss attributable to noncontrolling interests	94	43	217	123

Net income attributable to The GEO Group, Inc.	$49,436	$44,058	$148,715	$139,438

Weighted Average Common Shares Outstanding:
Basic	74,141	73,808	74,043	73,696
Diluted	74,460	74,059	74,323	73,995
Income per Common Share Attributable to The GEO Group, Inc. :

Basic:
Net income per share — basic	$0.67	$0.60	$2.01	$1.89

Diluted:
Net income per share — diluted	$0.66	$0.59	$2.00	$1.88

Regular Dividends Declared per Common Share	$0.65	$0.65	$2.60	$2.51

* all figures in ‘000s, except per share data Reconciliation of Net Income Attributable to GEO to Adjusted Net Income (In thousands, except per share data)(Unaudited)

	Q4 2016	Q4 2015	FY 2016	FY 2015
Net Income attributable to GEO	$49,436	$44,058	$148,715	$139,438

Add:
Gain on sale of real estate assets, net of tax	(952)	—	(952)	—
Non-Recurring Tax Benefits	(2,031)	—	(2,031)	—
Loss on extinguishment of debt, net of tax	—	—	15,885	—
Start-up expenses, net of tax	—	—	1,190	4,831
M&A related expenses, net of tax	—	—	—	2,232

Adjusted Net Income	$46,453	$44,058	$162,807	$146,501

Weighted average common shares outstanding - Diluted	74,460	74,059	74,323	73,995
Adjusted Net Income Per Diluted Share	$0.62	$0.59	$2.19	$1.98

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

Condensed Consolidated Balance Sheets

(Unaudited)

	As of	As of
	December 31, 2016	December 31, 2015
ASSETS
Current Assets

Cash and cash equivalents	$68,038	$59,638
Restricted cash and investments	17,133	8,489
Accounts receivable, less allowance for doubtful accounts	356,255	314,097
Current deferred income tax assets	—	27,914
Contract receivable, current portion	224,033	—
Prepaid expenses and other current assets	32,210	28,208

Total current assets	$697,669	$438,346

Restricted Cash and Investments	20,848	20,236
Property and Equipment, Net	1,897,241	1,916,386
Contract Receivable	219,783	174,141
Direct Finance Lease Receivable	—	1,826
Non-Current Deferred Income Tax Assets	30,039	7,399
Intangible Assets, Net (including goodwill)	819,317	839,586
Other Non-Current Assets	64,512	64,307

Total Assets	$3,749,409	$3,462,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities

Accounts payable	$79,637	$77,523
Accrued payroll and related taxes	55,260	48,477
Accrued expenses and other current liabilities	131,096	135,483
Current portion of capital lease obligations, long-term debt, and non-recourse debt	238,065	17,141

Total current liabilities	$504,058	$278,624

Non-Current Deferred Income Tax Liabilities	—	11,471
Other Non-Current Liabilities	88,656	87,694
Capital Lease Obligations	7,431	8,693
Long-Term Debt	1,935,465	1,855,810
Non-Recourse Debt	238,842	213,098
Shareholders’ Equity	974,957	1,006,837

Total Liabilities and Shareholders’ Equity	$3,749,409	$3,462,227

*	all figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(Unaudited)

	Q4 2016	Q4 2015	FY 2016	FY 2015
Net Income attributable to GEO	$49,436	$44,058	$148,715	$139,438
Add:
Real Estate Related Depreciation and Amortization	15,482	14,933	61,179	57,758
Gain on sale of real estate assets, net of tax	(952)	—	(952)	—

Equals: NAREIT defined FFO	$63,966	$58,991	$208,942	$197,196

Add:

Non-recurring tax benefits**	(2,031)	—	(2,031)	—
Loss on extinguishment of debt, net of tax	—	—	15,885	—
Start-up expenses, net of tax	—	—	1,190	4,831
M&A related expenses, net of tax	—	—	—	2,232

Equals: FFO, normalized	$61,935	$58,991	$223,986	$204,259

Add:
Non-Real Estate Related Depreciation & Amortization	13,548	13,196	53,737	48,998
Consolidated Maintenance Capital Expenditures	(4,699)	(5,622)	(23,419)	(23,551)
Stock Based Compensation Expenses	3,098	3,107	12,773	11,709
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	3,791	1,977	12,121	6,963

Equals: AFFO	$77,673	$71,649	$279,198	$248,378

Weighted average common shares outstanding - Diluted	74,460	74,059	74,323	73,995
FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.83	$0.80	$3.01	$2.76

AFFO Per Diluted Share	$1.04	$0.97	$3.76	$3.36

Regular Common Stock Dividends per common share	$0.65	$0.65	$2.60	$2.51

*	all figures in ‘000s, except per share data
**	adjusmtent to tax provision

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Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

Reconciliation of Net Income Attributable to GEO to

Net Operating Income, EBITDA and Adjusted EBITDA

(Unaudited)

	Q4 2016	Q4 2015	FY 2016	FY 2015
Net income attributable to GEO	$49,436	$44,058	$148,715	$139,438
Less
Net loss attributable to noncontrolling interests	94	43	217	123

Net Income	$49,342	$44,015	$148,498	$139,315

Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,983)	(1,584)	(6,925)	(5,533)
Income tax provision	(4,096)	434	7,904	7,389
Interest expense, net of interest income	24,745	23,880	100,222	94,558
Loss on extinguishment of debt	—	—	15,885	—
Depreciation and amortization	29,030	28,129	114,916	106,756
General and administrative expenses	40,262	39,276	148,709	137,040

Net Operating Income, net of operating lease obligations	$137,300	$134,150	$529,209	$479,525

Add:
Operating lease expense, real estate	6,505	8,397	32,232	27,765
Start-up expenses, pre-tax	—	—	1,939	4,658

Net Operating Income (NOI)	$143,805	$142,547	$563,380	$511,948

Subtract (Add):
General and administrative expenses	40,262	39,276	148,709	137,040
Operating lease expense, real estate	6,505	8,397	32,232	27,765
Start-up expenses, pre-tax	—	—	1,939	4,658
Equity in earnings of affiliates, pre-tax	(1,957)	(1,910)	(9,266)	(7,571)

EBITDA	$98,995	$96,784	$389,766	$350,056

Adjustments
Net loss attributable to noncontrolling interests	94	43	217	123
Stock based compensation expenses, pre-tax	3,098	3,107	12,773	11,709
Start-up expenses, pre-tax	—	—	1,939	4,658
M&A related expenses, pre-tax	—	—	—	2,174
Gain on sale of real estate assets, pre-tax	(952)	—	(952)	—

Adjusted EBITDA	$101,235	$99,934	$403,743	$368,720

*	all figures in ‘000s

— More —

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

N E W S     R E L E A S E

2017 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2017
Net Income Attributable to GEO	$151,000	to	$160,000
Real Estate Related Depreciation and Amortization	65,000		65,000

Funds from Operations (FFO)	$216,000	to	$225,000

Adjustments	—		—

Normalized Funds from Operations	$216,000	to	$225,000

Non-Real Estate Related Depreciation and Amortization	56,000		56,000
Consolidated Maintenance Capex	(25,000)		(25,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	29,000		29,000

Adjusted Funds From Operations (AFFO)	$276,000	to	$285,000

Net Cash Interest Expense	90,000		90,000
Consolidated Maintenance Capex	25,000		25,000
Income Taxes	17,000		17,000

Adjusted EBITDA	$408,000	to	$417,000

G&A Expenses	151,000		151,000
Non-Cash Stock Based Compensation	(14,500)		(14,500)
Equity in Earnings of Affiliates	(6,000)		(6,000)
Real Estate Related Operating Lease Expense	26,000		26,000

Net Operating Income	$564,500	to	$573,500

FFO Per Diluted Share (Normalized)	$2.90	to	$3.00
AFFO Per Diluted Share	$3.70	to	$3.80
Weighted Average Common Shares Outstanding-Diluted	74,500	to	75,000

- End -

Contact: Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations